UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323

(Address of Principal Executive Offices)

954-846-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2005, Mayor’s Jewelers, Inc., a Delaware corporation (the “Company”), entered into an amendment to the Agreement and Plan of Merger and Reorganization (the “Merger”), by and among Henry Birks & Sons Inc., a Canadian corporation (“Birks”), Birks Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Birks (“Merger Sub”), and the Company (the “Amendment”). The Amendment provides that as a condition to Birks’ and Merger Sub’s consummation of the Merger, the Company will grant 125,752 additional warrants to purchase the Company’s common stock to Joseph A. Keifer, Marco Pasteris and Carlo Coda-Nunziante, eliminate certain anti-dilutive provisions in the warrants to purchase the Company’s common stock held by Thomas Andruskevich, Filippo Recami and such individuals, revise Birks’ amended by-laws to provide that a quorum shall be based on voting power, and revise Birks’ amended charter to require approval of the holders of Birks Class B multiple voting shares for future equity issuances.

On July 27, 2005, Birks filed a Registration Statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission which included the Company’s proxy statement for its 2005 special and annual meeting. The Merger is expected to close in the fourth calendar quarter of 2005. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the provisions of the Amendment, which is filed as an exhibit to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.

By:	/S/ MARC WEINSTEIN
Name: Marc Weinstein Title: Senior Vice President and Chief Administrative Officer

Dated: July 28, 2005